    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2002



                                                   REGISTRATION NO. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------


      Taylor Capital Group, Inc.                      TAYC CAPITAL TRUST I

     (Exact name of registrant as                 (Exact name of registrant as
       specified in its charter)                    specified in its charter)


              DELAWARE                                      DELAWARE

         (State or other jurisdiction of incorporation or organization)



        36-4108550                       6712                    01-6209821
     (I.R.S. Employer        (Primary Standard Industrial     (I.R.S. Employer
    Identification No.)        Classification Code No.)      Identification No.)


   350 EAST DUNDEE ROAD, SUITE 300, WHEELING, ILLINOIS, 60090, (847) 537-0020
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             J. CHRISTOPHER ALSTRIN
                             CHIEF FINANCIAL OFFICER
   350 EAST DUNDEE ROAD, SUITE 300, WHEELING, ILLINOIS, 60090, (847) 537-0020 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:


    JEFFREY R. PATT, ESQ.                           WILLIAM R. KUNKEL, ESQ.
 ERNEST W. TORAIN, JR., ESQ.                    SKADDEN, ARPS, SLATE, MEAGHER &
KATTEN MUCHIN ZAVIS ROSENMAN                           FLOM (ILLINOIS)
   525 WEST MONROE STREET                            333 WEST WACKER DRIVE
   CHICAGO, ILLINOIS 60661                          CHICAGO, ILLINOIS 60606
       (312) 902-5200                                   (312) 407-0700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: |X| 333-89158-01

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                         PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AGGREGATE OFFERING        AMOUNT OF
  SECURITIES TO BE REGISTERED                PRICE(1)        REGISTRATION FEE(2)
--------------------------------------------------------------------------------

9.75% Cumulative Trust Preferred
Securities of TAYC Capital Trust I         $5,000,000               $460
--------------------------------------------------------------------------------
9.75% Junior Subordinated Debentures
due 2032 of Taylor Capital Group,
Inc.(2)(3)
--------------------------------------------------------------------------------
Guarantee of Preferred Securities(2)(4)
--------------------------------------------------------------------------------
Total                                                               $460
================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2) This Registration Statement is deemed to cover the 9.75% junior subordinated debentures due 2032 of Taylor Capital Group, Inc., the rights of holders of 9.75% junior subordinated debentures of Taylor Capital Group, Inc. under the Indenture, and the rights of holders of the preferred securities under the Trust Agreement, the Guarantee and the Expense Agreement entered into by Taylor Capital Group, Inc.

(3) The 9.75% junior subordinated debentures due 2032 will be purchased by TAYC Capital Trust I with the proceeds of the sale of the preferred securities. Such securities may later be distributed for no additional consideration to the holders of the preferred securities of TAYC Capital Trust I upon its dissolution and the distribution of its assets.

(4)  No separate consideration will be received for the guarantee.



     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Registration Statement is being filed with the Securities and Exchange Commission (the "SEC") by Taylor Capital Group, Inc. (the "Company") and TAYC Capital Trust I (the "Trust") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Company's and the Trust's Registration Statement on Form S-1 (Registration No. 333-89158-01), including the exhibits thereto, relating to the offering of up to $40,000,000 in proposed maximum aggregate offering price of the Trust's 9.75% Preferred Securities.


                                 CERTIFICATION

     We hereby certify to the SEC that we have instructed our bank to pay the SEC the filing fee of $460 for the trust preferred securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 16, 2002); that we will not revoke such instructions; that we have sufficient funds in the relevant account to cover the amount of the filing fee; and that we undertake to confirm receipt of such instructions by the bank on October 16, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of Illinois on October 15, 2002.


TAYC CAPITAL TRUST I                         TAYLOR CAPITAL GROUP, INC.


By: /s/ J. CHRISTOPHER ALSTRIN               By: /s/ J. CHRISTOPHER ALSTRIN
   --------------------------------             --------------------------------
        J. Christopher Alstrin                       J. Christopher Alstrin
               Trustee                               Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as indicated.



              Signature                               Title                        Date
              ---------                               -----                        ----

                 *                         Chief Executive Officer and       October 15, 2002
------------------------------------         Chairman of the Board
         Jeffrey W. Taylor


     /s/ J. CHRISTOPHER ALSTRIN            Chief Financial Officer and       October 15, 2002
------------------------------------         Director
       J. Christopher Alstrin


                 *                         President and Director            October 15, 2002
------------------------------------
          Bruce W. Taylor


                 *                         Director                          October 15, 2002
------------------------------------
         Cindy Taylor Bleil


                 *                         Director                          October 15, 2002
-----------------------------------
      Adelyn Dougherty Leander


                 *                         Director                          October 15, 2002
------------------------------------
           Ronald Emanuel


                 *                         Director                          October 15, 2002
------------------------------------
          Melvin E. Pearl


                 *                         Director                          October 15, 2002
------------------------------------
         Richard W. Tinberg


                 *                         Director                          October 15, 2002
------------------------------------
           Mark L. Yeager


                 *                         Director                           October 15, 2002
------------------------------------
           Edward McGowan



*By: /s/ J. CHRISTOPHER ALSTRIN
    --------------------------------
            Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT             DESCRIPTION
-------             -----------


 5.2* Opinion of Richards, Layton & Finger as to the legality of the trust preferred securities being registered.


23.1                Consent of KPMG LLP.


24.1**              Power of Attorney.



----------

 * To be filed by amendment.

** Incorporated by reference to Registration Statement on Form S-1 (File No. 333-89158-01)